UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 0R 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 4, 2020

NDIVISION INC.
(Exact name of registrant as specified in its charter)

Nevada	47-5133966
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7301 N. State Highway 161 Dallas, TX	75039
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area 214-785-6355

Copies to:

Ken Bart, Esq.

Bart and Associates, LLC

1213 Culbreth Drive

Suite 346

Wilmington, NC 28405

Tel: 720-226-7511

Fax: 720-528-7765

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
None

Forward-Looking Statements

This Current Report on Form 8-K and other written and oral statements made from time to time by us may contain so-called “forward-looking statements,” all of which are subject to risks and uncertainties. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “forecasts,” “projects,” “intends,” “estimates,” and other words of similar meaning. One can identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address our growth strategy, financial results and product and development programs. One must carefully consider any such statement and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially.

Information regarding market and industry statistics contained in this Current Report on Form 8-K is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources and cannot assure investors of the accuracy or completeness of the data included in this Current Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We do not assume any obligation to update any forward-looking statement. As a result, investors should not place undue reliance on these forward-looking statements.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of a New Officer

On September 1, 2020, the Board of Directors (the “Board”) of nDivision Inc. (the “Company”) appointed Lane Sorgen as the Chief Revenue Officer of the Company.

Mr. Sorgen, age 55, has been the Vice President of Microsoft’s Walmart Partnership and Vice President of Microsoft’s South-Central US. Previous to Vice President of Microsoft’s South-Central US, Mr. Sorgen held other sales leadership roles at Microsoft including Vice President of the Small & Medium Business segment, and multiple General Manager roles. Mr. Sorgen started his career as a software developer working for multiple companies before being promoted to Project Manager at The Promus Companies where he led the largest Microsoft commercial development project in the world. This led him to join Microsoft in the technical ranks first serving as a Product Manager in the Developer tools followed by Managing Consulting Services for Microsoft’s Great Lakes geography.

Mr. Sorgen holds a Bachelor’s of Business Administration Degree with Accounting and Computer Information Technology majors from Delta State University and a Master of Business Administration from Christian Brothers University.

As compensation for services rendered as Chief Revenue Officer, Mr. Sorgen shall receive a salary of $250,000 per year along with other incentives to be outlined in his final contract. In addition, Mr. Sorgen was granted two options; one option is to purchase 200,000 shares of the Company’s common stock at a purchase price of $0.35 per common share that vests immediately and a second option is to purchase 2,000,000 shares of the Company’s common stock at a purchase price of $0.344 per common share and shall vest over a five year period; 400,000 shares on the employees 12 month anniversary and the remaining shall vest 1/48th per month over the following 48 months. Both stock options are for a 10 year term.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Number	Description

99.1	Press Release dated September 3, 2020

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NDIVISION INC.

Date: September 4 2020	By:	/s/ Andrew Norstrud
Andrew Norstrud Chief Financial Officer

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